UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2015

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 7, 2015, Tyson Foods, Inc. (the “Company”) entered into a Term Loan Agreement (the “Term Loan Agreement”) with Bank of America, N.A., as lender (the “Lender”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner. The Term Loan Agreement provides for total borrowings in an aggregate principal amount of $500 million, the full balance of which was borrowed as of the closing of the Term Loan Agreement and used to prepay certain of the outstanding borrowings under the existing term loan agreement dated as of July 15, 2014, among the Company, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley Senior Funding, Inc., J.P. Morgan Securities LLC and CoBank, ACB, as joint lead arrangers and joint bookrunners, and JPMorgan Chase Bank, N.A., as syndication agent..
Borrowings under the Term Loan Agreement are unsecured and are unconditionally guaranteed by Tyson Fresh Meats, Inc., a wholly-owned subsidiary of the Company. Borrowings under the Term Loan Agreement will mature on April 7, 2018.
Borrowings under the Term Loan Agreement will accrue interest, at the Company’s option, at an annual rate of interest equal to (a) the Eurocurrency rate plus the applicable spread or (b) the alternate base rate plus the applicable spread, each as described below. The applicable spread will be the percentage described in the following chart that corresponds to the Company’s corporate credit rating (or Term Loan Agreement rating, if available) from S&P, Moody’s or Fitch, as applicable.

Applicable Ratings (S&P, Moody’s and Fitch)	Applicable Rate
	ABR Spread	Eurocurrency Spread
Rating Level 1: ≥ BBB+/Baa1/BBB+	0 bps	100.0 bps
Rating Level 2: BBB/Baa2/BBB	12.5 bps	112.5 bps
Rating Level 3: BBB-/Baa3/BBB-	37.5 bps	137.5 bps
Rating Level 4: BB+/Ba1/BB+	62.5 bps	162.5 bps
Rating Level 5: ≤ BB/Ba2/BB or unrated	87.5 bps	187.5 bps

The Term Loan Agreement contains certain covenants, including limitations on subsidiary indebtedness; liens; swap agreements (with exceptions for certain swap agreements entered into to hedge or mitigate risks to which the Company or a subsidiary has actual exposure); mergers, consolidations, liquidations and dissolutions; asset sales; changes in lines of business; and transactions with affiliates. In addition, the Term Loan Agreement (i) limits the ratio of Company’s debt to capitalization ratio to a maximum of 0.60 to 1.0 and (ii) requires the ratio of the Company’s EBITDA to interest expense to be at least 3.75 to 1.0.
The Term Loan Agreement contains customary events of default, such as non-payment of obligations under the Term Loan Agreement, violation of affirmative or negative covenants, material inaccuracy of representations, non-payment of other material debt, bankruptcy or insolvency, ERISA and certain judgment defaults, change of control and failure of the guarantee to remain in full force and effect.
The foregoing description of the Term Loan Agreement is summary in nature and is qualified in its entirety by reference to the Term Loan Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

 Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

 Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number
10.1	Term Loan Agreement, dated as of April 7, 2015, among the Company, Bank of America, N.A., as lender, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: April 8, 2015	By:	/s/ Dennis Leatherby

	Name:	Dennis Leatherby
	Title:	Executive Vice President and Chief Financial Officer